UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 5, 2008
Atlas Energy Resources, LLC
(Exact name of registrant as specified in its chapter)

Delaware	1-33193	75-3218520
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Westpointe Corporate Center One, 1550 Coraopolis Heights Road,
Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 412-262-2830
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 5, 2008, Atlas Energy Resources, LLC (“ATN”) entered into a purchase agreement with Atlas America, Inc. and sold 600,000 common units representing Class B limited liability company interests in a private transaction exempt from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended. The units were sold at $42.00, the closing price of ATN’s units on the New York Stock Exchange on May 5, 2008, for total proceeds to ATN of $25.2 million. A copy of the purchase agreement is attached hereto as exhibit 10.1. A copy of the press release announcing the transaction is attached hereto as exhibit 99.1.
Item 3.02. Unregistered Sales of Equity Securities.
The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Purchase Agreement dated May 5, 2008

99.1	Press release dated May 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 5, 2008	Atlas Energy Resources, LLC

	By:	/s/ Matthew A. Jones
	Its	Chief Financial Officer